Exhibit 99.3
UNAUDITED CONDENSED PRO FORMA FINANCIAL DATA
On July 3, 2007, the Company’s Metalico Akron, Inc. (“Metalico Akron”) and Metalico Akron Realty, Inc. (“Realty”) subsidiaries acquired substantially all of the operating assets of Annaco, Inc. (“Annaco”) and interests in the real property used by Annaco in its business. Annaco, a major scrap metal recycling concern in Akron, Ohio, is one of the largest motor block processors in the country and is a major regional provider of ferrous and non-ferrous scrap.
The aggregate purchase price was approximately $33,510, including a payment for inventory in excess of a predetermined amount that was subject to post-closing adjustment and an allocation for the real estate interests. The acquisition was financed with a $32,000 term loan maturing in six years with the balance of the purchase price paid with our existing credit facility. The term loan bears interest at (a) (i) the greater of 7.5% per annum and the “Reference Rate” (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, the current LIBOR rate plus 6.5%. Our existing credit facility bears interest at the “Base Rate” (a rate determined by reference to the prime rate) plus .25% or, at our election, the current LIBOR rate plus 2%.
The acquisition is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to goodwill and certain identifiable intangible assets (which include customer lists) with an estimated weighted average life of 10 years. The allocation to goodwill and other intangibles may be adjusted for certain other identifiable intangible assets with estimated weighted average lives of seven to ten years. The purchase price allocation will be adjusted upon completion of the final valuation study and may differ materially from the information presented herein.
The following unaudited pro forma condensed consolidated financial statements and the notes thereto present our financial position and results of operation giving effect to the Annaco Acquisition, as described in more detail below. These financial statements and related notes should be read in conjunction with other financial information, including the audited financial statements of Metalico and the notes thereto, as well as the audited financial statements of Annaco and the notes thereto, included elsewhere herein. The unaudited pro forma condensed consolidated statements of income give effect to the Acquisition as if such transaction had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet gives effect to such transaction as if it had occurred on June 30, 2007. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Annaco Acquisition had been consummated at the beginning of the period presented, nor are they necessarily indicative of our future operating results. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or integration benefits which may result from the Acquisition.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the six months ended June 30, 2007
($ in thousands, except per share information)
(Unaudited)

	Metalico,
	Inc. and	Annaco,	Pro Forma		Pro Forma
	subsidiaries	Inc.	Adjustments		Consolidated
Revenue	$118,517	$30,975	$-		$149,492

Costs and expenses
Operating expenses	96,719	26,431	-		123,150
Selling, general and administrative expenses	7,901	1,808	(704)	(a)(d)	9,005
Depreciation and amortization	2,276	261	238	(b)(f)	2,775

	106,896	28,500	(466)		134,930

Operating income	11,621	2,475	466		14,562

Financial and other income (expense)
Interest expense	(1,089)	-	(2,053)	(c)	(3,142)
Other	89	135	-		224

	(1,000)	135	(2,053)		(2,918)

Income from continuing operations before income taxes and minority interest	10,621	2,610	(1,587)		11,644

Provision for federal and state income taxes	3,901	-	368	(e)	4,269

Income from continuing operations before minority interest	6,720	2,610	(1,955)		7,375

Minority interest	132	-	-		132

Income from continuing operations	$6,852	$2,610	$(1,955)		$7,507

Earnings per common share:
Basic:
Income from continuing operations	$0.26				$0.29

Diluted:
Income from continuing operations	$0.26				$0.28

Weighted average common shares outstanding
Basic	26,312,400		-		26,312,400

Diluted	26,764,339		3,370	(g)	26,767,709

(a) -	To reduce compensation of former shareholder and general manager ($586) to base salary and guaranteed bonus for general manager only ($250 per year plus $125 bonus, $125 and $63 for the six month period respectively) reflecting employment agreement with Annaco general manager to be entered into in connection with the acquisition. Compensation expense of $2 under FAS 123R for 7,500 options issued to general manager of Annaco with a fair market value of $1.23 per share with a 3 year vesting ($584).

(b) -	To adjust depreciation expense ($122) to reflect new estimated lives of property and equipment acquired due to an increase of $3,860 in depreciable assets over an average life of 3 to 7 years for machinery and equipment and 31.5 years for real property.

We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the Annaco Acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that may be identified are customer-related intangible assets including (a) customer lists and (b) order or production backlog. We have initially estimated $2,317 as identifiable intangible assets for acquired customer lists which could change based on the appraisal. Once the appraisal has been obtained for such intangible assets, any additional intangibles will be reclassified apart from goodwill and amortized over their estimated useful lives from seven to ten years. If additional intangibles are specifically identified, our amortization expenses would increase in the above six-month pro-forma statement of income by $25 to $35 per every $500 of specifically identified intangibles.

(c) -	In connection with the Annaco Acquisition, we issued a term note payable totaling $32,000. The note will be due and payable upon maturity six years from the date of issue and will bear variable interest at (a) (i) the greater of 7.5% per annum and the “Reference Rate” (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, the current LIBOR rate plus 6.5%. (assumed rate of 11.75% for the six months ended June 30, 2007). Adjustment to record estimated interest expense related to the debt instruments described above ($2,053). As noted above, the $32,000 of debt for the term note and $1,510 drawn down from our existing revolving line of credit include variable rates. If the prime rate were to increase to 8.38%, we would have additional interest expense related to the term loan of $21 and for our existing revolving line of credit of $11 for the six months ended June 30, 2007. Each additional 0.13% increase in the prime lending rate would result in an addition $32 of interest expense for the six months ended June 30, 2007.

The pro-forma adjustment also incudes amortization expense of ($107) related to $1,019 of capitalized financing costs for the term note amortized over the six year life of the note and $265 related to capitalized financing costs incurred for the amendment of the Company’s revolving facility note amortized over the six year life of the new credit facility.

(d) –	To adjust rent expense originally recorded by Annaco ($120) for property acquired by Realty.

(e) -	To record estimated income tax effect ($368) on earnings of Annaco and adjustments above based on expected marginal tax rates of 36%. Income tax effect for Annaco is income from continuing operations before taxes of $2,610 and pro-forma income tax expense of $940. Income tax effect for the pro-forma adjustments column is loss from continuing operations of ($1,587) and pro-forma income tax benefit of ($572).

(f) –	To record amortization expense of $232 on $2,317 of acquired customer lists over a 10 year life ($116 for the six month period).

(g) -	Adjustment to reflect the impact of the option to purchase 7,500 shares of common stock issued to the General Manager of Annaco as being outstanding during the six months ended June 30, 2007.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2006
($ in thousands, except per share information)
(Unaudited)

	Metalico,
	Inc. and	Annaco,	Pro Forma		Pro Forma
	subsidiaries	Inc.	Adjustments		Consolidated
Revenue	$207,655	$65,385	$-		$273,040

Costs and expenses
Operating expenses	170,090	53,649	-		223,739
Selling, general and administrative expenses	13,772	4,342	(1,677)	(a)(d)	16,437
Depreciation and amortization	4,010	526	472	(b)	5,008

	187,872	58,517	(1,205)		245,184

Operating income	19,783	6,868	1,205		27,856

Financial and other income (expense)
Interest expense	(2,197)	-	(4,021)	(c)	(6,218)
Other	226	175	-		401

	(1,971)	175	(4,021)		(5,817)

Income from continuing operations before income taxes and minority interest	17,812	7,043	(2,816)		22,039

Provision for federal and state income taxes	6,258	-	1,522	(e)	7,780

Income from continuing operations before minority interest	11,554	7,043	(4,338)		14,259

Minority interest	65	-	-		65

Income from continuing operations	$11,619	$7,043	$(4,338)		$14,324

Earnings per common share:
Basic:
Income from continuing operations	$0.46				$0.57

Diluted:
Income from continuing operations	$0.45				$0.55

Weighted average common shares outstanding
Basic	24,922,942		-		24,922,942

Diluted	26,016,562		-		26,016,562

(a) -	To reduce compensation of former shareholder and general manager ($1,815) to base salary and guaranteed bonus for general manager only ($250 per year plus $125 bonus) reflecting employment agreement with Annaco general manager to be entered into in connection with the acquisition. Compensation expense of $3 under FAS 123R for 7,500 options issued to general manager of Annaco with a fair market value of $1.23 per share with a 3 year vesting ($1,437).

(b) -	To adjust depreciation expense ($240) to reflect new estimated lives of property and equipment acquired due to an increase of $3,860 in depreciable assets over an average life of 3 to 7 years for machinery and equipment and 31.5 years for real property.

We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the Annaco Acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that may be identified are customer-related intangible assets including (a) customer lists and (b) order or production backlog. We have initially estimated $2,317 as identifiable intangible assets for acquired customer lists which could change based on the appraisal. Once the appraisal has been obtained for such intangible assets, any additional intangibles will be reclassified apart from goodwill and amortized over their estimated useful lives from seven to ten years. If additional intangibles are specifically identified, our amortization expenses would increase in the above twelve month pro-forma statement of income by $50 to $70 per every $500 of specifically identified intangibles.

(c) -	In connection with the Annaco Acquisition, we issued a term note payable totaling $32,000. The note will be due and payable upon maturity six years from the date of issue and will bear variable interest at (a) (i) the greater of 7.5% per annum and the “Reference Rate” (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, the current LIBOR rate plus 6.5%. (assumed rate of 11.5% for the year ended December 31, 2006). Adjustment to record estimated interest expense related to the debt instruments described above ($4,021). As noted above, the $32,000 of debt for the term note and $1,510 drawn down from our existing revolving line of credit include variable rates. If the prime rate were to increase to 8.38%, we would have additional interest expense related to the term loan of $21 and for our existing revolving line of credit of $11 for the year ended December 31, 2006. Each additional 0.13% increase in the prime lending rate would result in an addition $32 of interest expense for the year ended December 31, 2006.

The pro-forma adjustment also includes amortization expense of ($213) related to $1,019 of capitalized financing costs for the term note amortized over the six year life of the note and $265 related to capitalized financing costs incurred for the amendment of the Company’s revolving facility note amortized over the six year life of the new credit facility.

(d) –	To adjust rent expense originally recorded by Annaco ($240) for property acquired by Realty.

(e) -	To record estimated income tax effect ($1,522) on earnings of Annaco and adjustments above based on expected marginal tax rates of 36%. Income tax effect for Annaco is income from continuing operations before taxes of $7,043 and pro-forma income tax expense of $2,536. Income tax effect for the pro-forma adjustments column is loss from continuing operations of ($2,816) and pro-forma income tax benefit of ($1,014).

(f) –	To record amortization expense of $232 on $2,317 of acquired customer lists over a 10 year life.

METALICO, INC. AND SUBSIDIARIES AND ANNACO, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2007
($ in thousands)
(Unaudited)

	Metalico,
	Inc. and		Pro Forma		Pro Forma
	subsidiaries	Annaco, Inc.	Adjustments		Consolidated
Cash and cash equivalents	$8,887	$478	$(478)	(a)	$8,887
Trade receivables	32,511	9,123	(9,123)	(a)	32,511
Inventories	27,040	3,811	(451)	(a)	30,400
Other Current Assets	6,120	114	(5)	(a)	6,229

Total Current Assets	74,558	13,526	(10,057)		78,027

Property & Equipment, net	33,969	3,136	3,860	(a)	40,965

Goodwill, Other assets & Intangibles	51,798	238	23,784	(a)(c)(e)	75,820

Total Assets	$160,325	$16,900	$17,587		$194,812

Short-term debt	$198	$-	$302	(d)	$500
Current maturities of long-term debt	5,182	-	-		5,182
Accounts payable and accrued expense	12,695	2,910	(2,789)	(a)	12,816
Other Current liabilities	5,969	(68)	68	(a)	5,969

Total Current liabilities	24,044	2,842	(2,419)		24,467

Long-term debt	11,491	-	34,064	(b)(d)(e)	45,555
Total other long-term liabilities	4,517	-	-		4,517

Total liabilities	40,052	2,842	31,645		74,539

Minority interest	4,617	-	-		4,617

Common Stock	31	1	(1)	(a)	31
Additional paid in capital	97,658	169	(169)	(a)	97,658
Retained earnings	18,234	13,888	(13,888)	(a)	18,234
Accumulated other comprehensive income	(267)	-			(267)

	115,656	14,058	(14,058)		115,656

Total liabilities & stockholders equity	$160,325	$16,900	$17,587		$194,812

(a) -	To account for the Annaco Acquisition, the financing entered into and the elimination of applicable amounts in consolidation and adjustments to assets to properly reflect assets purchased and liabilities to be assumed ($3,348 of working capital and $6,996 of property & equipment). We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the pending acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that are most likely to be adjusted are consumer-related intangible assets which include consumer lists. If the appraisal above leads us to conclude that an adjustment should be made to our preliminary estimates of the value of such intangible assets, they will be reclassified apart from goodwill and amortized over their estimated useful life often years.

Our allocation of the Annaco Acquisition, including the real property interests, to the net assets we will acquire in the pro forma balance sheet, based on our preliminary estimates is as follows:

Assets:
Inventory	3,360
Other Current Assets	109
Property & Equipment, net	6,996
Customer lists	2,317
Non-compete	25
Goodwill	20,824
Liabilities Assumed:
Accounts payable and accrued expense	(121)

Net Assets	$33,510

            The purchase price is allocated as follows:

Purchase price – business assets & operations	$29,650
Purchase price – real property interests	2,200
Payment for excess working capital	1,660
Total working capital purchased	(3,348)
Property & Equipment, net	(6,996)
Customer lists	(2,317)
Non-compete	(25)

Goodwill	$20,824

(b) -	In connection with the Annaco Acquisition, we issued a term note payable for $32,000 . The note will be due and payable upon maturity six years from the date of issue and will bear variable interest at the prime lending rate (but not less than 7.5%) plus a margin of 3.5% (assumed average rate of 11.5% for the year ended December 31, 2006). We also incurred closing fees related to the term note of $1,019 and $265 in closing fees related to the amendment of the existing revolving credit facility and will amortize these costs over the respective lives of the note and revolving credit agreement.

(c) -	In accordance with the Annaco purchase agreement, $25 of the purchase price constitutes consideration for a 5 year non-compete agreement.

(d) -	The $1,510 balance of the purchase price was paid from proceeds of the Company’s amended revolving credit facility and is reflected in short-term debt ($302) and long-term debt ($1,208).

(e) -	Includes total adjustment of $856 related to $1,284 total capitalized financing costs for the term note and amended revolving credit facility less $428 already reflected in Metalico historical balance sheet.
          A summary of the pro-forma adjustment to goodwill, other assets & intangibles is as follows:

Goodwill	$20,824
Customer lists	2,317
Non-compete	25
Debt issuance costs less $428 already recorded	856
Annaco assets not assumed in purchase	(238)

Pro-forma adjustment to goodwill, other assets & intangibles	$23,784